 As filed with the Securities and Exchange Commission on February 10, 2000

                                                 Registration No. 333-96063
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                              AMENDMENT No. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                                ---------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
               (Exact name of registrant as specified in charter)
                                ---------------

                        B2B Internet HOLDRSSM Trust
                                yet-to-be formed
                     [Issuer with respect to the receipts]
        Delaware                     6211                       13-5674085
    (State or other      (Primary Standard Industrial        (I.R.S. Employer
      jurisdiction       Classification Code Number)          Identification
  of incorporation or           ---------------                  Number)
     organization)
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

          Andrea L. Dulberg, Esq.                      Copies to:
            Corporate Secretary                    Andrew B. Janszky
      Merrill Lynch, Pierce, Fenner &             Shearman & Sterling
            Smith Incorporated                    599 Lexington Avenue
             250 Vesey Street                   New York, New York 10022
         New York, New York 10281                    (212) 848-4000
              (212) 449-1000
  (Name, address, including zip code, and
 telephone number, including area code, of
            agent for service)
          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of Each Class of                          Proposed Maximum   Proposed Maximum
    Securities to Be          Amount to Be      Offering Price Per Aggregate Offering       Amount of
       Registered              Registered           Receipt(1)          Price(1)      Registration Fee(2)(3)
------------------------------------------------------------------------------------------------------------
                             1,000,000,000
B2B Internet HOLDRS....         receipts               $100          $1,099,000,000          $290,136

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 10,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 990,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on February 3, 2000, $2,640 of this registration fee for 100,000 receipts based on a proposed maximum offering price of $100 per receipt.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS
                             Subject to Completion

              Preliminary Prospectus dated February 10, 2000

                     1,000,000,000 Depositary Receipts

                        B2B Internet HOLDRSSM TRUST

    The B2B Internet HOLDRSSM Trust will issue Depositary Receipts called B2B Internet HOLDRSSM representing your undivided beneficial ownership in the U.S.- traded common stock of a group of specified business to business, or B2B, Internet companies whose products and services are developed for and marketed to other companies who conduct business and electronic commerce on the Internet. The Bank of New York will be the trustee. You only may acquire, hold or transfer B2B Internet HOLDRS in a round-lot amount of 100 B2B Internet HOLDRS or round-lot multiples. B2B Internet HOLDRS are separate from the underlying deposited common stocks that are represented by the B2B Internet HOLDRS. For a list of the names and the number of shares of the companies that make up an B2B Internet HOLDR, see "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS" starting on page 9. The trust will issue the additional B2B Internet HOLDRS on a continuous basis.

    Investing in B2B Internet HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 B2B Internet HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    B2B Internet HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for B2B Internet HOLDRS. Application has been made to list the B2B Internet HOLDRS on the American Stock Exchange under the symbol "BHH".

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                         Initial
                                                         Price to Underwriting
                                                         Public*      Fee
                                                         -------- ------------
     Per B2B Internet HOLDR.............................               2%

    -----
    * Includes underwriting fee.

    For purchases of B2B Internet HOLDRS in excess of     B2B Internet HOLDRS,
the underwriting fee will be   %.

                                  -----------

                              Merrill Lynch & Co.

                                  -----------

                 The date of this prospectus is        , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                             Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of B2B Internet HOLDRS..........................................   9
The Trust..................................................................  15
Description of B2B Internet HOLDRS.........................................  15
Description of the Underlying Securities...................................  16
Description of the Depositary Trust Agreement..............................  18
Federal Income Tax Consequences............................................  21
ERISA Considerations.......................................................  22
Plan of Distribution.......................................................  22
Legal Matters..............................................................  23
Where You Can Find More Information........................................  23

                               ----------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about B2B Internet HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell B2B Internet HOLDRS in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY

     The B2B Internet HOLDRS trust will be formed under the depositary trust agreement, dated as of February , 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various aspects of the B2B segment of the Internet industry. The B2B, or business to business, segment of the Internet industry, consists of Internet companies whose products and services are developed for and marketed to other companies who conduct business and electronic commerce on the Internet. The number of shares of each common stock held by the trust with respect to each round-lot of B2B Internet HOLDRS is specified under "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue B2B Internet HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The B2B Internet HOLDRS are separate from the underlying common stocks that are represented by the B2B Internet HOLDRS.

                                  RISK FACTORS

      An investment in B2B Internet HOLDRS involves risks similar to investing in each of the underlying securities outside of the B2B Internet HOLDRS, including the risks associated with concentrated investments in the B2B Internet companies.

General Risk Factors

     . Loss of investment. Because the value of B2B Internet HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the B2B Internet HOLDRS if the underlying securities decline in value.

     . Discount trading price. B2B Internet HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the B2B segment of the Internet industry. While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the B2B segment of the Internet industry, the underlying securities and the B2B Internet HOLDRS may not necessarily follow the price movements of the entire B2B segment generally. If the underlying securities decline in value, your investment in the B2B Internet HOLDRS will decline in value even if common stock prices in the B2B segment generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the B2B segment. In this case, the B2B Internet HOLDRS may no longer consist of securities issued only by companies involved in the B2B segment of the Internet industry.

     . No investigation of underlying securities. The underlying securities included in the B2B Internet HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the B2B segment of the Internet industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the B2B Internet HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, B2B Internet HOLDRS may not necessarily continue to be a diversified investment in the B2B segment of the Internet industry. As a result of market fluctuation and/or reconstitution events, B2B Internet HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your B2B Internet HOLDRS and receive delivery of each of the underlying securities. The cancellation of your B2B Internet HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of B2B Internet HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in B2B Internet HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade B2B Internet HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your B2B Internet HOLDRS to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the B2B Internet HOLDRS. If the B2B Internet HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the B2B Internet HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the B2B Internet HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the B2B Internet HOLDRS, the selection of the B2B segment of the Internet industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of B2B Internet HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of B2B Internet HOLDRS, particularly in connection with the initial issuance of B2B Internet HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying securities may decline after these purchases as the volume of purchases decreases. This in turn is likely to have an immediate, adverse effect on the trading price of B2B Internet HOLDRS.

Risk Factors Specific to the B2B Segment of the Internet Industry

     . B2B Internet company stock prices have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the B2B Internet HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of B2B Internet companies have been and are likely to be extremely volatile. B2B Internet companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            . actual or anticipated variations in companies' quarterly operating results;

            . announcements of technological innovations or new services by Internet companies or their competitors;

            .  changes in financial estimates by securities analysts;

            .  conditions or trends in the Internet online service companies;

            .  conditions or trends in the online securities trading;

            . changes in the market valuations of the Internet or online service companies;

            .  developments in Internet regulations;

            . announcements by B2B Internet companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            .  unscheduled system downtime;

            .  additions or departures of key personnel; and

            . sales of B2B Internet companies' common stock or other securities in the open market.

                  In addition, the trading prices of B2B Internet stocks in
            general have experienced extreme price and volume fluctuations in recent months. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. The valuations of many B2B Internet stocks are extraordinarily high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not or in the future might not have earnings. As a result, these trading prices may decline substantially. These trading prices and valuations may not be sustained. Also, any negative change in the public's perception of the prospects of B2B Internet or e-commerce companies could depress the stock prices of a B2B Internet company regardless of its operating results. Other broad market and industry factors may also decrease the market price of B2B Internet stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of B2B Internet stocks.

     . B2B Internet companies must keep pace with rapid technological change to remain competitive. The Internet market is characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements and changing customer demands. These market characteristics are heightened by the emerging nature of the Internet and the apparent need of companies from a multitude of industries to offer Web-based products and services. Internet companies' success therefore will depend on their ability to adapt to rapidly changing technologies, to adapt their services to evolving industry standards and to continually improve the performance, features and reliability of their service. Failure to adapt to such changes would harm their business. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt their services or infrastructure. The electronic commerce market is new, rapidly evolving and intensely competitive, which competition is expected to intensify in the future. Barriers to entry are minimal, and current and new competitors can launch new sites and services at a relatively low cost.

     . New laws and regulations with respect to the Internet could impede its commercial development and adversely affect the business of many B2B Internet companies. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution and characteristics and quality of products and services. Furthermore, the growth and development of the market for online interaction and commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may impede the growth of the Internet or other online services which could have a material adverse effect on the business, result of operations and financial condition of B2B Internet companies.

     . The success of B2B Internet companies depends on continued growth of Internet use for online commerce and communication. Future revenues and any future profits of B2B Internet companies depend substantially upon the widespread acceptance and use of the Internet and other online services by businesses for communication and commerce. Rapid growth in the use of and interest in the Internet and other online services is a relatively recent phenomenon. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and few proven services and products exist. There is no assurance that acceptance and use will continue to develop or that a sufficiently broad base of businesses will adopt, and continue to use, the Internet and other online services as a medium of communication and commerce. For B2B Internet companies to be successful, both their business customers and business and consumer end-users, generally, must accept and use new ways of conducting business and exchanging information.

     . The success of many B2B Internet companies depends on increasing market awareness of their brands. Failure of many B2B Internet companies to promote their respective brand names or the incurrence of significant expenses promoting and maintaining brand names could have a material adverse effect on the business, results of operations and financial condition of many B2B Internet companies. Due in part to the emerging nature of the market for Internet management solutions offered by B2B Internet companies, there may be a time-limited opportunity to achieve and maintain a significant market share. Therefore, market awareness of the brand names of many of these companies is critical to achieving widespread acceptance of their products and services. There can be no assurance that B2B Internet companies will be successful in increasing market awareness of their brands.

     . Inability to manage rapid growth could adversely affect systems, management resources and revenues. Many B2B Internet companies are, or plan to, rapidly expand their operations. Success of the marketing strategies of many of these companies will place extraordinary demands on their network infrastructure and technical support. This expansion has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources of many B2B Internet companies. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     . Inability to adequately protect proprietary rights may harm the competitive positions of many B2B Internet companies. Many B2B Internet companies rely on a combination of copyrights, trademark, service mark and trade secret laws and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, B2B Internet companies may be subject to claims that their products and services infringe the intellectual property rights of others. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require B2B Internet companies to enter to royalty or licensing agreements. Legal standards relating to the validity, enforceability and scope of protection of intellectual property rights in Internet-related industries are uncertain and still evolving, and the future viability or value of any of the intellectual property rights of B2B Internet companies is uncertain.

     . Many B2B Internet companies could be unsuccessful in developing strategies to generate additional revenues for their products and services outside the United States, which could result in slower revenue growth and losses. Many B2B Internet companies believe that they must expand their international sales activities to be successful as usage of the Internet increases globally. The expansion to international markets will require significant management attention and financial resources to develop and expand international sales and marketing activities. However, many B2B Internet companies cannot be certain that investments in establishing facilities in other countries will produce anticipated revenues because many B2B Internet Companies have limited experience developing localized versions of their products and services and marketing products and services internationally.

     . Many B2B Internet companies could be subject to potential product liability claims and third party liability claims related to their products and services. The customers of B2B Internet companies use these companies products and services to manage their operating resources. Any errors, defects or other performance problems could result in financial or other damages to these customers. A product liability claim brought against a B2B Internet company, even if not successful, would likely be time consuming and costly and could seriously harm its business including negative publicity.

     . Many B2B Internet Companies have a limited operating history which makes financial forecasting difficult. Many B2B Internet companies cannot forecast operating expenses based on their historical results. Accordingly, they base their forecasts for expenses, in part, on future revenue projections. Most of their expenses are fixed in the short term and it may not be possible to quickly reduce spending if revenues are lower than projected. B2B Internet companies' ability to forecast accurately their quarterly revenue is limited because their software products have a long sales cycle that makes it difficult to predict the quarter in which they can recognize revenue. In addition, the variability of client demand for professional services makes forecasting revenue especially difficult. The business, operating results and financial condition of many B2B Internet Companies could be materially adversely affected if their revenues do not meet their projections and net losses in a given quarter are greater than expected.

     . Many B2B Internet companies are dependent on their ability to continue to retain and attract highly skilled technical and managerial personnel to develop and operate their businesses. The success of many B2B Internet companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these key officers or key technical personnel, their future success could be undermined. Competition for such personnel and relationships is intense. There is no certainty that any of these B2B Internet companies will be able to continue to attract and retain qualified personnel.

                     HIGHLIGHTS OF B2B INTERNET HOLDRS

      This discussion highlights information regarding B2B Internet HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase B2B Internet HOLDRS.

Issuer.................       B2B Internet HOLDRS Trust.

The trust...................
                              The B2B Internet HOLDRS Trust will be formed
                              under the depositary trust agreement, dated as
                              of February   , 2000 among The Bank of New York,
                              as trustee, Merrill Lynch, Pierce, Fenner &
                              Smith Incorporated, other depositors and the owners of the B2B Internet HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...........  Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Trustee.....................  The Bank of New York, a New York state-chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of B2B Internet       B2B Internet HOLDRS are designed to achieve the
HOLDRS.................       following:

                              Diversification. B2B Internet HOLDRS are designed to allow you to diversify your investment in the B2B segment of the Internet industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                              Flexibility. The beneficial owners of B2B
                              Internet HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the B2B Internet HOLDRS, and can cancel their B2B Internet HOLDRS to receive each of the underlying securities represented by the B2B Internet HOLDRS.

                              Transaction costs. The expenses associated with trading B2B Internet HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets................
                              The trust will hold shares of common stock issued by specified companies in the B2B segment of the Internet industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the B2B Internet HOLDRS.

                              The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The B2B Internet HOLDRS.....  The trust will issue B2B Internet HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The B2B Internet HOLDRS themselves are separate from the underlying securities that are represented by the B2B Internet HOLDRS.

                              The specific share amounts for each round-lot of 100 B2B Internet HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per B2B Internet HOLDR and the initial weightings of each underlying security included in the B2B Internet HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 20%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of the February 7, 2000 preliminary prospectus, are set forth in the table below; however, such share amounts and weightings are expected to change during the period between February 7, 2000 and the pricing date.

                              After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                              The following chart provides the

                              . names of the 20 issuers of the underlying securities represented by the B2B Internet HOLDRS,

                              .  stock ticker symbols,

                              . indicative share amounts represented by a round-lot of 100 B2B Internet HOLDRS (as of February 7, 2000),

                              . indicative weightings as of February 7, 2000, and

                              .  principal market on which the shares of
                                 common stock of the selected companies are traded.

                                                  Indicative            Primary
                                                    Share    Indicative Trading
                      Name of Company      Ticker  Amounts   Weightings Market
                      ---------------      ------ ---------- ---------- -------
                  INTERNET CAPITAL GROUP,
                   INC.                     ICGE      14       19.66%   NASDAQ
                  ARIBA, INC.               ARBA       8       17.47%   NASDAQ
                  COMMERCE ONE, INC.        CMRC       6       11.39%   NASDAQ
                  FREEMARKETS, INC.         FMKT       3        8.06%   NASDAQ
                  VERTICALNET, INC.         VERT       3        7.61%   NASDAQ
                  SCIENT CORPORATION        SCNT       6        5.72%   NASDAQ
                  CAREINSITE, INC.          CARI       6        4.85%   NASDAQ
                  CHEMDEX CORPORATION       CMDX       3        3.77%   NASDAQ
                  AGILE SOFTWARE
                   CORPORATION              AGIL       2        3.21%   NASDAQ
                  CHECKFREE HOLDINGS
                   CORPORATION              CKFR       4        2.99%   NASDAQ
                  RETEK, INC.               RETK       4        2.79%   NASDAQ
                  STERLING COMMERCE, INC.    SE        7        2.28%   NYSE
                  PROXICOM, INC.            PXCM       2        2.13%   NASDAQ
                  SILKNET SOFTWARE, INC.    SILK       1        2.06%   NASDAQ
                  PURCHASEPRO.COM, INC.     PPRO       2        2.00%   NASDAQ
                  SCIQUEST.COM, INC.        SQST       2        1.63%   NASDAQ
                  QRS CORPORATION           QRSI       1        0.76%   NASDAQ
                  HARBINGER CORPORATION     HRBC       3        0.74%   NASDAQ
                  PEGASUS SYSTEMS, INC.     PEGS       2        0.50%   NASDAQ
                  IMAGEX.COM, INC.          IMGX       1        0.38%   NASDAQ

                              The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the B2B HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded common stock involved in the B2B segment of the Internet industry as measured by market capitalization and trading volume on February 7, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                              The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

                              The number of outstanding B2B Internet HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price.......
                              The initial public offering price for 100 B2B Internet HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per B2B Internet HOLDR.

Purchases...................
                              After the initial offering, you may acquire B2B Internet HOLDRS in two ways:

                              . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                              . through a cash purchase in the secondary trading market.

Underwriting fees...........
                              If you purchase B2B Internet HOLDRS in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                              .  For purchases of   B2B Internet HOLDRS or
                                 fewer,  %.

                              .  For purchases in excess of   B2B Internet
                                 HOLDRS,  %

                              You will not be charged any issuance fee or other sales commission in connection with purchases of B2B Internet HOLDRS made in the initial public offering.

Issuance and cancellation
fees........................  After the initial offering, if you wish to create B2B Internet HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 B2B Internet HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS. If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS.

Commissions.................
                              If you choose to deposit underlying securities in order to receive B2B Internet HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees................
                              The Bank of New York, as trustee and as
                              custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to B2B
 Internet HOLDRS.......
                              You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of B2B Internet HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the B2B Internet HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities......
                              You have the right to:

                              . Receive all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                              . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                              . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                              If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your B2B Internet HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement."

Reconstitution events.......
                              A. If an issuer of underlying securities no
                                 longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

                              B. If the SEC finds that an issuer of underlying
                                 securities should be registered as an
                                 investment company under the Investment
                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of B2B Internet HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the B2B Internet HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                              D. If an issuer's underlying securities are
                                 delisted from trading on a national
                                 securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                              If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events..........
                              A. The B2B Internet HOLDRS are delisted from the
                                 American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the B2B Internet HOLDRS are delisted.

                              B. The trustee resigns and no successor trustee
                                 is appointed within 60 days from the date the trustee provides notice to the Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                              C. 75% of beneficial owners of outstanding B2B
                                 Internet HOLDRS vote to dissolve and
                                 liquidate the trust.

                              If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
 consequences...............  The federal income tax laws will treat a U.S.
                              holder of B2B Internet HOLDRS as directly owning the underlying securities. The B2B Internet HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.....................
                              Application has been made to list the B2B
                              Internet HOLDRS on the American Stock Exchange under the symbol "BHH". Trading will take place only in round-lots of 100 B2B Internet HOLDRS and round-lot multiples. A minimum of 150,000 B2B Internet HOLDRS will be required to be outstanding when trading begins.

Trading.....................
                              Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 B2B Internet HOLDRS. Bid and ask prices, however, will be quoted per single B2B Internet HOLDRS.

Clearance and settlement....
                              The trust will issue B2B Internet HOLDRS in book-entry form. B2B Internet HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depositary Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of B2B Internet HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the B2B Internet HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase B2B Internet HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The B2B Internet HOLDRS trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of February   , 2000. The Bank of New York
will be the trustee. The B2B Internet HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

      The B2B Internet HOLDRS trust is intended to hold deposited shares for the benefit of owners of B2B Internet HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                    DESCRIPTION OF B2B INTERNET HOLDRS

      The trust will issue B2B Internet HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional B2B Internet HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender B2B Internet HOLDRS in a round-lot of 100 B2B Internet HOLDRS and round-lot multiples. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 B2B Internet HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS.

      B2B Internet HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS."

      Beneficial owners of B2B Internet HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel B2B Internet HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." B2B Internet HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. B2B Internet HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of B2B Internet HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the B2B Internet HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      B2B Internet HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. B2B Internet HOLDRS will be available only in book-entry form. Owners of B2B Internet HOLDRS may hold their B2B Internet HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the B2B segment of the Internet industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies in the B2B segment as measured by market capitalization and trading volume. The following criteria
were used in selecting the underlying securities on February   , 2000:

     .  Market capitalization equal to or greater than $450,000,000;

     . Average daily trading volume of at least 110,000 shares over the 60 trading days before February 7, 2000;

     . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to February 7, 2000) of at least $5.25 million over the 60 trading days prior to February 7, 2000; and

     .  A trading history of at least 60 calendar days.

The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the B2B Internet HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the B2B segment of the Internet industry. In this case, the B2B Internet HOLDRS may no longer consist of securities issued by companies involved in the B2B segment. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the B2B segment of the Internet industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by B2B Internet HOLDRS, please refer to "Highlights of B2B Internet HOLDRS--The B2B Internet HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the stated selection criteria. Accordingly, before you acquire B2B Internet HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single B2B Internet HOLDRS based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each business day from December 10, 1999, the first date when all of the underlying securities were publicly traded, to February 7, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

                      B2B                        B2B                        B2B
                    Internet                   Internet                   Internet
  1999               HOLDRS  2000               HOLDRS  2000               HOLDRS
  ----              -------- ----              -------- ----              --------
  December 10.....    79.61  January 3.......   109.93  February 1......   83.64
  December 13.....    83.93  January 4.......   101.21  February 2......   82.46
  December 14.....    79.68  January 5.......    96.65  February 3......   86.10
  December 15.....    75.16  January 6.......    88.62  February 4......   86.35
  December 16.....    78.39  January 7.......    93.40  February 7......   89.12
  December 16.....    81.05  January 10......    96.62
  December 20.....    84.87  January 11......    90.54
  December 21.....    95.71  January 12......    83.59
  December 22.....    98.65  January 13......    86.24
  December 23.....   100.29  January 14......    84.76
  December 27.....   105.43  January 18......    87.02
  December 28.....   107.11  January 19......    92.04
  December 29.....   103.29  January 20......    93.27
  December 30.....   101.79  January 21......    98.99
  December 31.....   103.91  January 24......    95.71
                             January 25......    94.61
                             January 26......    93.39
                             January 27......    93.74
                             January 28......    89.42
                             January 31......    83.81


[Graph]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of February , 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the B2B Internet HOLDRS, provides that B2B Internet HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of B2B Internet HOLDRS. You may create and cancel B2B Internet HOLDRS only in round-lots of 100 B2B Internet HOLDRS. You may create B2B Internet HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue B2B Internet HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 B2B Internet HOLDRS. In the event that a fractional share comes to be represented by a round-lot of B2B Internet HOLDRS, the trust may require a minimum of more than one round-lot of 100 B2B Internet HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of B2B Internet HOLDRS. Similarly, you must surrender B2B Internet HOLDRS in integral multiples of 100 B2B Internet HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of B2B Internet HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, the beneficial owners of B2B Internet HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning B2B Internet HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to B2B Internet HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your B2B Internet HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender B2B Internet HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 B2B Internet HOLDRS.

      Further issuances of B2B Internet HOLDRS. The depositary trust agreement provides for further issuances of B2B Internet HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the B2B Internet HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of B2B Internet HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the B2B Internet HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of B2B Internet HOLDRS will surrender their B2B Internet HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if B2B Internet HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the B2B Internet HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding B2B Internet HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the B2B Internet HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of B2B Internet HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of B2B Internet HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of B2B Internet HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more B2B Internet HOLDRS. If you wish to create B2B Internet HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS. If you wish to cancel your B2B Internet HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 B2B Internet HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create B2B Internet HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 B2B Internet HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each B2B Internet HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and B2B Internet HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the B2B Internet HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the B2B Internet HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder");and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the B2B Internet HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of B2B Internet HOLDRS

      A receipt holder purchasing and owning B2B Internet HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by B2B Internet HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the B2B Internet HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of B2B Internet HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the B2B Internet HOLDRS. Similarly, with respect to sales of B2B Internet HOLDRS for cash in the secondary market, the amount realized with respect to a sale of B2B Internet HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of B2B Internet HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling B2B Internet HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depository trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire B2B Internet HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of B2B Internet HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive B2B Internet HOLDRS. Merrill Lynch & Co., as underwriter, proposes to offer the B2B Internet HOLDRS to the public at the offering price set forth on the cover page of this prospectus. Merrill Lynch expects the trust to deliver the initial distribution of B2B Internet HOLDRS against deposit of the
underlying securities in New York, New York on         , 2000. After the
initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue B2B Internet HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, Merrill Lynch will not make any sales to a discretionary account without the prior written approval of a purchaser of B2B Internet HOLDRS.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the B2B Internet HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the B2B Internet HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the B2B Internet HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the B2B Internet HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the B2B Internet HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to B2B Internet HOLDRS. This prospectus relates only to B2B Internet HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with B2B Internet HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the B2B Internet HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through January 2000. All market prices in excess of one dollar are rounded to the nearest one-sixty-fourth dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                     AGILE SOFTWARE CORPORATION (AGIL)

      Agile Software Corporation develops and markets software that enables manufacturing and supply companies to collaborate over the Internet by exchanging information about the manufacture and supply of products and components. Agile markets their products through its own direct sales force and to a lesser extent through direct telesales and telemarketing representatives.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January       *   January       *   January     *     January      *     January 147 1/2
February     *     February      *   February      *   February    *     February     *
March        *     March         *   March         *   March       *     March        *
April        *     April         *   April         *   April       *     April        *
May          *     May           *   May           *   May         *     May          *
June         *     June          *   June          *   June        *     June         *
July         *     July          *   July          *   July        *     July         *
August       *     August        *   August        *   August      *     August     49 3/4
September    *     September     *   September     *   September   *     September    64
October      *     October       *   October       *   October     *     October      98
November     *     November      *   November      *   November    *     November  106 9/16
December     *     December      *   December      *   December    *     December  217 1/4

      The closing price on       , 2000 was       .

                            ARIBA, INC. (ARBA)

      Ariba Inc. develops and markets electronic commerce technology solutions to enable buyers and suppliers of operating resources to automate transactions over the Internet. Operating resources include information technology and telecommunications equipment and office equipment and supplies. Ariba's network technology creates an online application form for ordering of all of an organization's operating resources, thereby reducing processing costs and channels all of an organization's purchases through one system to preferred suppliers to obtain volume discounts. Suppliers of operating resources benefit from Ariba's technology through direct access to a customer's procurement cycle and through automated ordering. Ariba markets its products through its own direct sales organization.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January     *     January     *     January     *     January      *     January 162 5/8
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June       48 5/8
July         *     July        *     July        *     July        *     July      44 51/64
August       *     August      *     August      *     August      *     August     69 1/2
September    *     September   *     September   *     September   *     September  72 1/4
October      *     October     *     October     *     October     *     October    77 1/2
November     *     November    *     November    *     November    *     November  90 9/32
December     *     December    *     December    *     December    *     December  177 3/8

      The closing price on       , 2000 was       .

                          CAREINSITE, INC. (CARI)

      CareInsite, Inc. provides an Internet-based, healthcare electronic commerce network for interactive use by physicians, third party payors, such as health maintenance organizations, suppliers and patients. CareInsite's system is comprised of a network of computers, related equipment and application software that uses the Internet to enable participants in the healthcare industry to conduct healthcare-related transactions. CareInsite's healthcare commerce services include prescription communication services, laboratory communication services and managed care communication services. CareInsite markets its product through Medical Manager Corporation, a 72% owner of CareInsite.

           Closing           Closing           Closing           Closing           Closing         Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000    Price
--------   ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      *     January     *     January     *     January     *     January      *    January 73 1/32
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June      47 1/4
July         *     July        *     July        *     July        *     July      43 1/8
August       *     August      *     August      *     August      *     August    47 3/4
September    *     September   *     September   *     September   *     September 50 5/8
October      *     October     *     October     *     October     *     October   43 3/4
November     *     November    *     November    *     November    *     November  52 3/8
December     *     December    *     December    *     December    *     December  80 1/2

      The closing price on        , 2000 was       .

                   CHECKFREE HOLDINGS CORPORATION (CKFR)

      CheckFree Holdings Corporation, through its operating subsidiary, CheckFree Corporation, provides electronic billing and payment services permitting clients to receive electronic bills through the Internet, pay many forms of bills and perform customary banking transactions, including balance inquiries, transfers between accounts and online statement reconciliations. CheckFree also provides portfolio management and information services for fee-based money managers and financial planners within investment advisory firms, brokerage firms, banks and insurance companies, and electronic commerce and financial applications software and services for businesses and financial institutions. CheckFree markets and supports its services both directly and indirectly through a direct sales and technical sales support staff.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- ------- -------
January       *    January     25    January   14 1/4  January    24 3/4  January    40 1/2  January   59
February      *    February  20 1/4  February  15 1/2  February   21 1/2  February   34 1/4
March         *    March     17 1/2  March     12 1/8  March      22 1/8  March     42 9/16
April         *    April     19 1/4  April     13 7/8  April      25 3/4  April        48
May           *    May       22 3/8  May       17 1/2  May       22 11/16 May       47 1/16
June          *    June      19 7/8  June      17 5/8  June      29 7/16  June      27 9/16
July          *    July      11 1/4  July        18    July       24 3/4  July      29 9/16
August        *    August    16 5/8  August    19 1/4  August     8 9/16  August     29 1/4
September    20    September   20    September 21 1/8  September  9 7/8   September  41 1/8
October    21 1/8  October   18 1/4  October     27    October   15 23/32 October    37 3/8
November     25    November    17    November  26 3/16 November   16 1/4  November  65 11/16
December   21 1/2  December  17 1/8  December    27    December   23 3/8   December 104 1/2

      The closing price on        , 2000 was       .

                        CHEMDEX CORPORATION (CMDX)

      Chemdex Corporation has developed an electronic marketplace called the Chemdex Marketplace to the life sciences industry, predominantly composed of the biotechnology and pharmaceutical industries and the life sciences academic community. The Chemdex Marketplace enables life sciences enterprises to identify, locate, buy and sell research products over the Internet through an advanced search engine and software that searches a database of laboratory research products. Chemdex markets its service by entering into strategic alliances with large supply and distribution companies.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January     *     January     *     January     *     January      *     January 97 1/2
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July         30
August       *     August      *     August      *     August      *     August       27
September    *     September   *     September   *     September   *     September 30 13/16
October      *     October     *     October     *     October     *     October    38 1/8
November     *     November    *     November    *     November    *     November   64 7/8
December     *     December    *     December    *     December    *     December    111

      The closing price on        , 2000 was       .

                         COMMERCE ONE, INC. (CMRC)

      Commerce One, Inc. links buyers and suppliers of goods and services to trading communities over the Internet. Commerce One services include an intranet-based purchasing application that enables users throughout an organization to make purchases over the Internet through a desktop application that facilitates automated access to purchasing from multiple suppliers. Commerce One also offers a platform for commerce service providers to create and maintain electronic marketplaces for specific geographic regions and for specific industry segments. Commerce One markets its products and services through its own direct sales force and through strategic relationships with other companies.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January     *     January     *     January     *     January      *     January 172 1/4
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July      16 37/64
August       *     August      *     August      *     August      *     August    14 61/64
September    *     September   *     September   *     September   *     September 32 37/64
October      *     October     *     October     *     October     *     October   57 5/64
November     *     November    *     November    *     November    *     November  109 3/4
December     *     December    *     December    *     December    *     December  196 1/2

      The closing price on        , 2000 was       .

                         FREEMARKETS, INC. (FMKT)

      FreeMarkets, Inc. creates business-to-business online auctions for buyers of industrial parts, raw materials and commodities, such as plastic parts, commercial machinings, metal fabrications, chemicals, printed circuit boards, corrugated packaging and coal. In a FreeMarkets online auction, suppliers from around the world submit bids in a real-time, interactive competition. FreeMarkets sells its services through its own direct sales organization.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January     *     January     *     January     *     January      *     January   229
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July         *
August       *     August      *     August      *     August      *     August       *
September    *     September   *     September   *     September   *     September    *
October      *     October     *     October     *     October     *     October      *
November     *     November    *     November    *     November    *     November     *
December     *     December    *     December    *     December    *     December  341 5/16

      The closing price on        , 2000 was       .

                       HARBINGER CORPORATION (HRBC)

      Harbinger Corporation develops, markets and supports business-to-business electronic commerce software products and provides communications and consulting services to help businesses automate the purchase and sale of goods and services over the Internet. Harbinger builds and manages trading communities for its customers to electronically communicate with one another. Harbinger markets its products and services through direct selling operations in North America, Europe and Mexico and through referral partners and distributors who operate predominantly in South America, Asia and the Pacific.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January       *     January    8 7/64  January   17 57/64 January    16 1/2  January    5 1/2   January 21 5/8
February      *     February  8 25/32  February  16 21/64 February     22    February   6 1/2
March         *     March     7 57/64  March     14 43/64 March     25 11/64 March      6 3/4
April         *     April      9 9/16  April     13 21/64 April      24 1/4  April     10 15/16
May           *     May       10 43/64 May       20 43/64 May       23 9/32  May       11 3/32
June          *     June      12 21/64 June      18 43/64 June      24 3/16  June       12 1/2
July          *     July      10 21/64 July      21 37/64 July      8 21/32  July       13 1/2
August      6 7/16  August    11 7/16  August    23 21/64 August     6 7/8   August       12
September   6 7/64  September 11 7/64  September  24 1/4  September  7 1/4   September  16 7/8
October     6 7/32  October      12    October   19 53/64 October    6 5/8   October   15 15/16
November   11 11/64 November  11 39/64 November     20    November   8 5/8   November  17 9/16
December   10 7/32  December  11 43/64 December   18 3/4  December     8     December  31 13/16

      The closing price on        , 2000 was       .

                          IMAGEX.COM, INC. (IMGX)

      ImageX.com, Inc. is an Internet-based company providing Internet business services to the commercial printing industry. ImageX's Web-based services include the Corporate Online Printing Center which permits businesses to access a customized, secure Web site that contains a digital catalog of all of that company's custom-printed business materials. ImageX's Small Business Printing Center provides Internet access to personalized printed business materials. ImageX developed and operates PrintBid.com, an online bidding system for print buyers and printers, and PaperDeals.com, an online auction site for commercial paper stock. ImageX markets its services through its own direct sales force.

           Closing           Closing           Closing           Closing           Closing         Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January      *     January     *     January     *     January     *     January      *    January   35
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July         *
August       *     August      *     August      *     August      *     August    11 1/2
September    *     September   *     September   *     September   *     September 11 3/16
October      *     October     *     October     *     October     *     October   11 5/8
November     *     November    *     November    *     November    *     November  24 7/8
December     *     December    *     December    *     December    *     December  41 7/8

      The closing price on        , 2000 was       .

                    INTERNET CAPITAL GROUP, INC. (ICGE)

      Internet Capital Group, Inc., an Internet holding company, is actively engaged in purchasing interests in business-to-business electronic commerce companies involved in major segments of the global economy. Internet Capital identifies business-to-business electronic commerce companies with the potential to become industry leaders and then acquires significant interests in those companies and incorporates them into Internet Capital's network of companies. Internet Capital provides strategic guidance and operational support and promotes collaboration among these companies.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January     *     January     *     January     *     January      *     January   119
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May          *
June         *     June        *     June        *     June        *     June         *
July         *     July        *     July        *     July        *     July         *
August       *     August      *     August      *     August      *     August     37 1/2
September    *     September   *     September   *     September   *     September 43 15/16
October      *     October     *     October     *     October     *     October   58 3/16
November     *     November    *     November    *     November    *     November     84
December     *     December    *     December    *     December    *     December    170

      The closing price on        , 2000 was       .

                       PEGASUS SYSTEMS, INC. (PEGS)

      Pegasus Systems, Inc. develops and markets electronic commerce and transaction processing services to the hotel and hospitality industry. Pegasus offers clients an electronic interface for communications relating to hotel reservation information that allows travel agents and individual travelers to electronically access hotel room inventory information and conduct reservation transactions. Pegasus also offers commission processing services for participating hotels and travel agencies. It also provides database marketing and consulting services. Pegasus markets its services through its own direct sales force.

           Closing           Closing           Closing            Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- ------- -------
January      *     January     *     January      *     January    10 1/4  January   21 27/64 January   27
February     *     February    *     February     *     February  14 53/64 February     25
March        *     March       *     March        *     March     17 11/64 March     26 37/64
April        *     April       *     April        *     April     17 53/64 April     31 11/64
May          *     May         *     May          *     May       16 53/64 May        23 1/4
June         *     June        *     June         *     June      17 53/64 June      24 61/64
July         *     July        *     July         *     July      12 61/64 July       22 1/2
August       *     August      *     August    11 59/64 August    10 21/64 August    24 5/64
September    *     September   *     September 12 5/64  September 8 35/64  September    25
October      *     October     *     October   10 21/64 October   11 37/64 October    28 1/2
November     *     November    *     November  11 53/64 November  14 53/64 November     34
December     *     December    *     December  9 59/64  December     24    December  40 13/64

      The closing price on        , 2000 was       .

                           PROXICOM, INC. (PXCM)

      Proxicom, Inc. develops and markets Internet-based solutions and applications for multinational companies and large organizations. Proxicom offers business strategy, technology and design services to assist clients in developing consumer e-commerce Web sites, business to business e-commerce networks and private company networks. Proxicom focuses the development of its technology on select industries, which include energy and telecommunications, financial services, retail and manufacturing, and the service industry. Proxicom markets its services through its own direct sales force. On January 26, 2000, Proxicom declared a 2-for-1 stock split on its common stock to shareholders of record on February 9, 2000. The shares of common stock will begin trading on a split-adjusted basis on February 25, 2000.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January      *    January     *     January     *     January      *     January   101
February     *     February     *    February    *     February    *     February     *
March        *     March        *    March       *     March       *     March        *
April        *     April        *    April       *     April       *     April     22 7/16
May          *     May          *    May         *     May         *     May       20 3/4
June         *     June         *    June        *     June        *     June      25 11/16
July         *     July         *    July        *     July        *     July      34 3/4
August       *     August       *    August      *     August      *     August    45 1/2
September    *     September    *    September   *     September   *     September 58 1/2
October      *     October      *    October     *     October     *     October   76 3/4
November     *     November     *    November    *     November    *     November  69
December     *     December     *    December    *     December    *     December  124 5/16

      The closing price on        , 2000 was       .

                       PURCHASEPRO.COM, INC. (PPRO)

      PurchasePro.com, Inc. develops and markets both public and private electronic marketplaces over the Internet, permitting customers to interact and buy and sell a wide range of products and services primarily to the hospitality industry. PurchasePro markets its services through its own direct sales force, with a focus on large organizations in the hospitality industry other industries with similar procurement characteristics, such as colleges and universities.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January      *    January    *      January    *      January      *     January 82 7/8
February     *     February     *    February   *      February   *      February     *
March        *     March        *    March      *      March      *      March        *
April        *     April        *    April      *      April      *      April        *
May          *     May          *    May        *      May        *      May          *
June         *     June         *    June       *      June       *      June         *
July         *     July         *    July       *      July       *      July         *
August       *     August       *    August     *      August     *      August       *
September    *     September    *    September  *      September  *      September 23 11/64
October      *     October      *    October    *      October    *      October   27 1/4
November     *     November     *    November   *      November   *      November  96 43/64
December     *     December     *    December   *      December   *      December  137 1/2

      The closing price on        , 2000 was       .

                          QRS CORPORATION (QRSI)

      QRS Corp. markets and develops electronic commerce merchandising and logistics products and services that provide management solutions to improve the flow of information, goods and services throughout the retail industry chain. QRS' retail management technology offers products and services that track sales of products, manage inventory and product ordering and analyze and forecast consumer demand. QRS also offers professional services that provide education and consulting services. QRS markets its products and services through its own sales force.

           Closing            Closing            Closing            Closing            Closing          Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- ------- -------
January    8 37/64  January   13 11/64 January   22 11/64 January   24 19/64 January   33 21/64 January 72 1/4
February   10 43/64 February  16 21/64 February  18 21/64 February  28 59/64 February  33 13/64
March      12 53/64 March     17 11/64 March     17 37/64 March     35 43/64 March     41 45/64
April      12 53/64 April      19 1/2  April        18    April     31 21/64 April     36 43/64
May        13 21/64 May       22 21/64 May       25 11/64 May       23 41/64 May       49 21/64
June       15 43/64 June      19 11/64 June      24 11/64 June      25 5/64  June         52
July       14 21/64 July      18 43/64 July      23 43/64 July         21    July         54
August     15 21/64 August    21 11/64 August    23 21/64 August    18 5/64  August     48 1/8
September  17 21/64 September 24 53/64 September 22 53/64 September  21 1/4  September  64 1/8
October    16 43/64 October    24 3/4  October   21 43/64 October   25 21/64 October    55 5/8
November   17 11/64 November  20 43/64 November  23 27/64 November  28 5/64  November   58 1/8
December    12 1/4  December     19    December  24 43/64 December     32    December    105

      The closing price on      , 2000 was     .

                            RETEK, INC. (RETK)

      Retek, Inc. provides Web-based software for retailers and their trading partners enabling retailers to use the Internet to communicate and collaborate efficiently with suppliers, distributors, wholesalers, brokers, transportation companies, consolidators and manufacturers that make up the global retail supply chain. Retek software incorporates technology that predicts customer demand and behavior. Retek markets its software through both direct and indirect sales channels primarily to retailers.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January        *   January       *   January       *   January       *   January      *     January 53 1/8
February       *   February      *   February      *   February      *   February     *
March          *   March         *   March         *   March         *   March        *
April          *   April         *   April         *   April         *   April        *
May            *   May           *   May           *   May           *   May          *
June           *   June          *   June          *   June          *   June         *
July           *   July          *   July          *   July          *   July         *
August         *   August        *   August        *   August        *   August       *
September      *   September     *   September     *   September     *   September    *
October        *   October       *   October       *   October       *   October      *
November       *   November      *   November      *   November      *   November  67 13/16
December       *   December      *   December      *   December      *   December   75 1/4

      The closing price on     , 2000 was     .

                         SCIENT CORPORATION (SCNT)

      Scient Corporation develops and markets technology services to clients who are developing business on the Internet or are expanding their existing Internet business capabilities. Scient provides consulting services and also develops and builds applications and technology infrastructure that support a wide range of Internet-related business functions. Scient markets its services through its own direct sales force and marketing organization.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January        *   January       *   January       *   January       *   January      *     January 75 5/8
February       *   February      *   February      *   February      *   February     *
March          *   March         *   March         *   March         *   March        *
April          *   April         *   April         *   April         *   April        *
May            *   May           *   May           *   May           *   May       25 1/16
June           *   June          *   June          *   June          *   June      23 25/32
July           *   July          *   July          *   July          *   July         25
August         *   August        *   August        *   August        *   August    31 9/16
September      *   September     *   September     *   September     *   September    32
October        *   October       *   October       *   October       *   October   61 15/16
November       *   November      *   November      *   November      *   November   72 1/2
December       *   December      *   December      *   December      *   December  86 7/16

      The closing price on      , 2000 was    .

                         SCIQUEST.COM, INC. (SQST)

      SciQuest.com, Inc. is a Web-based, interactive marketplace for scientific and laboratory products used by pharmaceutical, clinical, biotechnology, chemical, industrial and educational organizations throughout the world. SciQuest provides a marketplace that allows buyers of scientific products to search for content and purchase products from multiple suppliers with a single order. In addition to e-commerce offerings, SciQuest offers an online guide which provides a broad database of product information from suppliers and service providers, Web-based auction that allows customers to buy and sell used and refurbished equipment and instrumentation, and a service devoted to the sale of surplus scientific products at discount prices. SciQuest markets and sells its portfolio of solutions through direct sales, traditional and Internet marketing initiatives and co-marketing relationships.

           Closing           Closing           Closing           Closing           Closing         Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price   2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- ------- -------
January        *   January       *   January       *   January       *   January      *    January 56 5/8
February       *   February      *   February      *   February      *   February     *
March          *   March         *   March         *   March         *   March        *
April          *   April         *   April         *   April         *   April        *
May            *   May           *   May           *   May           *   May          *
June           *   June          *   June          *   June          *   June         *
July           *   July          *   July          *   July          *   July         *
August         *   August        *   August        *   August        *   August       *
September      *   September     *   September     *   September     *   September    *
October        *   October       *   October       *   October       *   October      *
November       *   November      *   November      *   November      *   November    33
December       *   December      *   December      *   December      *   December  79 1/2

      The closing price on     , 2000 was     .

                       SILKNET SOFTWARE, INC. (SILK)

      Silknet Software, Inc. develops and markets software that allows companies to offer their customers personalized marketing, sales, electronic commerce and customer support services over the Internet. Silknet sells its products primarily through its own direct sales force and through relationships with systems integrators and resellers. On February 7, 2000, Silknet agreed to be acquired by Kana Communications Inc. Each Silknet common share will be exchanged for 0.8 shares of Kana common stock. This transaction remains subject to shareholder approval and other customary closing conditions.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January      *     January     *     January     *     January     *     January      *     January 147 5/8
February     *     February    *     February    *     February    *     February     *
March        *     March       *     March       *     March       *     March        *
April        *     April       *     April       *     April       *     April        *
May          *     May         *     May         *     May         *     May       37 1/2
June         *     June        *     June        *     June        *     June      40 1/2
July         *     July        *     July        *     July        *     July      32 13/64
August       *     August      *     August      *     August      *     August    33 7/8
September    *     September   *     September   *     September   *     September 46 1/8
October      *     October     *     October     *     October     *     October   80
November     *     November    *     November    *     November    *     November  88 1/4
December     *     December    *     December    *     December    *     December  165 3/4

      The closing price on        , 2000 was       .

                       STERLING COMMERCE, INC. (SE)

      Sterling Commerce, Inc. develops, markets and supports electronic commerce software products and provides electronic commerce services that enable businesses to engage in business-to-business electronic communications and transactions. Sterling's products and services facilitate the integration of business processes among the companies, manage data transmission between companies, and that provides consulting, implementation, education and outsourcing services to support Sterling's products and services. Sterling markets its products and services through its own direct sales force and through distributors and resellers, telesales and telemarketing.

           Closing           Closing           Closing            Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- ------- -------
January      *     January      *    January   33 7/8   January   36 5/16  January   42 15/16 January 28 1/16
February     *     February     *    February  29       February  45 5/8   February  26
March        *     March     30 3/4  March     29       March     46 3/8   March     30 3/4
April        *     April     35      April     25 7/8   April     42 9/16  April     31 5/16
May          *     May       43 7/8  May       33 1/4   May       39 11/16 May       38 7/8
June         *     June      37 1/8  June      32 7/8   June      48 1/2   June      36 1/2
July         *     July      31 5/8  July      37 11/16 July      39 9/16  July      26 1/4
August       *     August    31      August    33 1/16  August    33       August    19 1/8
September    *     September 29 1/2  September 35 15/16 September 34 5/8   September 18 9/16
October      *     October   28 1/8  October   33 3/16  October   35 1/4   October   23 7/16
November     *     November  31 1/2  November  34 3/4   November  36 1/4   November  25 3/4
December     *     December  35 1/4  December  38 7/16  December  45       December  34 1/16

      The closing price on        , 2000 was       .

                         VERTICALNET, INC. (VERT)

      VerticalNet, Inc. owns and operates industry-specific Web sites, each designed as online business-to-business Web sites, known as vertical trade communities, that act as comprehensive sources of information and interaction, and allow for the buying and selling of goods and services over the Internet. Each VerticalNet trade community covers one business sector and caters to individuals with similar professional interests. VerticalNet markets its products through its own direct sales force and reseller arrangements with advertising agencies. On February 1, 2000, VerticalNet declared a 2-for-1 stock split on its common stock to shareholders of record on March 17, 2000. The stock will begin trading on a split-adjusted basis on April 3, 2000.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- ------- -------
January        *   January       *   January       *   January       *   January      *     January 238 1/4
February       *   February      *   February      *   February      *   February   20 5/8
March          *   March         *   March         *   March         *   March     51 15/16
April          *   April         *   April         *   April         *   April      56 3/4
May            *   May           *   May           *   May           *   May          40
June           *   June          *   June          *   June          *   June       52 1/2
July           *   July          *   July          *   July          *   July      43 15/16
August         *   August        *   August        *   August        *   August     34 1/2
September      *   September     *   September     *   September     *   September    37
October        *   October       *   October       *   October       *   October      56
November       *   November      *   November      *   November      *   November   87 5/8
December       *   December      *   December      *   December      *   December    164

      The closing price on     , 2000 was     .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   [HOLDERS]

                     1,000,000,000 Depositary Receipts

                        B2B Internet HOLDRSSM Trust

                            ----------------------

                              P R O S P E C T U S

                            ----------------------

                              Merrill Lynch & Co.

                                         , 2000

      Until          , 2000 (25 days after the date of this prospectus), all
dealers effecting transactions in the offered B2B Internet HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $290,136
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Rating agency fees..............................................        0
      Miscellaneous...................................................    9,864
                                                                       --------
        Total......................................................... $650,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
            Statement:

                               (i) To include any prospectus required by
                         Section 10(a)(3) of the Securities Act of 1933.

                               (ii) To reflect in the prospectus any facts or
                         events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                               (iii) To include any material information with
                         respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the
            Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the
            Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 10, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                     Incorporated

                                                         *
                                          By: _________________________________
                                             Name:Ahmass L. Fakahany
                                             Title:Senior Vice President,
                                                  Chief Financial Officer and
                                                  Controller

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on February 10, 2000.


                 Signature                                 Title
                 ---------                                 -----

                     *                      Chief Executive Officer, Chairman of
___________________________________________ the Board and Director
             John L. Steffens

                     *                      Director
___________________________________________
             E. Stanley O'Neal

                     *                      Director
___________________________________________
            George A. Schieren

                     *                      Senior Vice President, Chief
___________________________________________ Financial Officer and Controller
            Ahmass L. Fakahany

      /s/ Stephen G. Bodurtha                   Attorney-in-Fact

By: _________________________________

       Stephen G. Bodurtha

                               INDEX TO EXHIBITS

Exhibits

   4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch,
       Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York, as
       Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

   5.1 Opinion of Shearman & Sterling regarding the validity of the ABC HOLDRS
       Receipts

   8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 *24.1 Power of Attorney (included in Part II of Registration Statement)

--------

* Previously filed.